UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

Rio Vista Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 E. Alton Gloor Blvd., Suite J Brownsville, Texas	78526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2007, Rio Vista Energy Partners L.P. (“Rio Vista”) and Rio Vista GP LLC (“Rio Vista GP”), the general partner of Rio Vista, entered into a Unit Purchase Agreement with Standard General Fund L.P., Credit Suisse Management LLC and Structured Finance Americas LLC (collectively, the “Purchasers”) dated effective as of November 29, 2007 (the “Unit Purchase Agreement”). Pursuant to the terms of the Unit Purchase Agreement, Rio Vista has agreed to sell, and the Purchasers have agreed to purchase, a total of 355,556 common units of Rio Vista (the “Common Units”) at a price of $11.25 per share in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The total purchase price of the Common Units is $4,000,005. Rio Vista has agreed to pay expenses of counsel to the Purchasers in an amount not to exceed $100,000. Rio Vista will use the net proceeds from the sale of the Common Units for general working capital purposes, including repayment of indebtedness. Rio Vista has agreed not to offer or sell any of its equity securities (including equity securities of subsidiaries) for a period of 12 months following the closing date without first offering such securities to the Purchasers, which shall have the right to purchase up to 30% of such securities. The Unit Purchase Agreement contains customary representations, warranties and covenants of the parties and is subject to customary conditions to closing, including approval for listing of the Common Units on the Nasdaq Global Market.

On December 3, 2007, Rio Vista and Standard General entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which Rio Vista agreed to provide to the Purchasers registration rights with respect to the Common Units. Pursuant to the Registration Rights Agreement, Rio Vista has agreed to file, within 90 days after the closing date for the sale of the Common Units, a shelf registration statement under the Securities Act to permit the public resale of the Common Units from time to time, including resale on a delayed or continuous basis as permitted by Rule 415 under the Securities Act. Rio Vista has agreed to use its best efforts to cause the registration statement to become effective on or before the date of filing of Rio Vista’s Annual Report on Form 10-K for the year ending December 31, 2007 but no later than April 14, 2008. Rio Vista must pay liquidated damages to Standard General if the registration statement is not declared effective by such date as to all of the Common Units. In general, the amount of such damages equals 1% of the purchase price of the unregistered Common Units for each period of 30 days for which such units remain unregistered. If payment of such damages in cash would result in a default under any credit agreement of Rio Vista, in lieu of a cash payment Rio Vista may issue additional common units at a discount of 5% to the closing price for such units as reported by the Nasdaq Global Market. Holders of at least $250,000 of the Common Units also have piggyback registration rights to include their Common Units in an underwritten offering by Rio Vista, subject to cutback as requested by the managing underwriter of such offering. No holder of Common Units is entitled to any demand rights that would require Rio Vista to effect an underwritten offering solely on behalf of such holder. Rio Vista is responsible for paying expenses of registration of the Common Units, excluding underwriting fees, discounts and selling commissions. Subject to certain exceptions, Rio Vista may not grant registration rights superior to those of the holders of the Common Units without the consent of such holders.

Item 3.02. Unregistered Sales of Equity Securities.

On or about December 3, 2007, Rio Vista issued the Common Units to the Purchasers, a total of 355,556 common units of Rio Vista, on the terms described in Item 1.01 of this report. This issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuance did not involve any public offering of securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

10.1
Unit Purchase Agreement dated effective as of November 29, 2007 by and between Rio Vista Energy Partners L.P., Rio Vista GP LLC, Standard General Fund L.P., Credit Suisse Management LLC and Structured Finance Americas LLC. Certain schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

10.2
Registration Rights Agreement dated effective as of December 3, 2007 by and between Rio Vista Energy Partners L.P., Rio Vista GP LLC, Standard General Fund L.P., Credit Suisse Management LLC and Structured Finance Americas LLC.

99.1	Press release issued by Rio Vista Energy Partners L.P. on November 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its General Partner

	By:	/s/ Ian T. Bothwell

	Name:	Ian T. Bothwell
	Title:	Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)

Date: December 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1
Unit Purchase Agreement dated effective as of November 29, 2007 by and between Rio Vista Energy Partners L.P., Rio Vista GP LLC, Standard General Fund L.P., Credit Suisse Management LLC and Structured Finance Americas LLC. Certain schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

10.2
Registration Rights Agreement dated effective as of December 3, 2007 by and between Rio Vista Energy Partners L.P., Rio Vista GP LLC, Standard General Fund L.P., Credit Suisse Management LLC and Structured Finance Americas LLC.

99.1	Press release issued by Rio Vista Energy Partners L.P. on November 30, 2007.

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